                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              VIGNETTE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

Notes:

                             [LOGO] VIGNETTE(R)

                              VIGNETTE CORPORATION
                           1601 South MoPac Expressway
                               Austin, Texas 78746

                                 April 12, 2002

TO THE STOCKHOLDERS OF VIGNETTE CORPORATION

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Vignette Corporation (the "Company"), which will be held at the Inter-Continental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, Texas, on Wednesday, May 15, 2002, at 9:00 A.M., Central Time.

     Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

                                Sincerely,

                                /s/ Gregory A. Peters

                                Gregory A. Peters
                                Chief Executive Officer
                                and Chairman of the Board

                             [LOGO] VIGNETTE(R)

                              VIGNETTE CORPORATION
                           1601 South MoPac Expressway
                               Austin, Texas 78746

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To be held May 15, 2002

          The Annual Meeting of Stockholders (the "Annual Meeting") of Vignette Corporation (the "Company") will be held at the Inter-Continental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, Texas, on Friday, May 15, 2002, at 9:00 A.M., Central Time, for the following purposes:

     1. To elect two directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002; and

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

          The foregoing items of business are more fully described in the attached Proxy Statement.

          Only stockholders of record at the close of business on March 20, 2002 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 1601 South MoPac Expressway, Austin, Texas, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                BY ORDER OF THE BOARD OF DIRECTORS,

                                /s/ Bryce M. Johnson

                                Bryce M. Johnson
                                Secretary

Austin, Texas
April 12, 2002

--------------------------------------------------------------------------------
                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND the Annual Meeting, please COMPLETE, sign, date and PROMPTLY return the ACCOMPANYING proxy in the ENCLOSED POSTAGE-PAID envelope. you may revoke your proxy at any time prior to the annual meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.
--------------------------------------------------------------------------------

                              VIGNETTE CORPORATION
                           1601 South MoPac Expressway
                               Austin, Texas 78746

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             To be held May 15, 2002

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Vignette Corporation, a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Inter-Continental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, Texas, on Friday, May 15, 2002, at 9:00 A.M., Central Time, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 12, 2002.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On March 20, 2002, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 248,299,645 shares of Common Stock outstanding. Each stockholder of record on March 20, 2002 is entitled to one vote for each share of Common Stock held by such stockholder on March 20, 2002. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election, appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

     The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

     Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominees' total.

     Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants, for the fiscal year ending December 31, 2002, requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

     Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail, electronic mail, or telephone.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The Company currently has authorized six (6) directors. In accordance with the terms of the Company's Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes: Class I, whose term will expire at the 2003 Annual Meeting; Class II, whose term will expire at the 2004 Annual Meeting; and Class III, whose term will expire at the 2002 Annual Meeting. At the 2002 Annual Meeting, two directors will be elected to serve until the Annual Meeting to be held in 2005 or until his or her respective successor is elected and qualified. The Board of Directors has selected Messrs. Peters and Hawn as the nominees for Class III. The nominees for the Board of Directors are currently directors of the Company and are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees for director listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

     Set forth below is information regarding the nominee, including his age as of March 31, 2002, his positions and offices held with the Company and certain biographical information.

Nominee                  Age   Positions and Offices Held with the Company
-------                  ---   -------------------------------------------
Gregory A. Peters (1)..   41   Chief Executive Officer and Chairman of the Board

Jeffrey S. Hawn (2)....   38   Director

-------------------
(1) Member of the Stock Option Committee
(2) Member of the Audit Committee

     Gregory A. Peters has served as our Chief Executive Officer and as a director since June 1998 and has served as the Chairman of the Board since January 2000. From June 1998 to March 2001, Mr. Peters served as our President. From October 1997 to May 1998, Mr. Peters served as Chief Executive Officer and President of Logic Works, Inc., a software company. Mr. Peters joined Logic Works as Chief Financial Officer and Executive Vice President, Finance and Operations in August 1996 and served as Acting President and Chief Executive Officer from April 1997 to October 1997. From April 1994 to August 1996, Mr. Peters served as Chief Financial Officer, Treasurer and Senior Vice President, and from 1992 to March 1994, as Controller and Treasurer, at Micrografx, Inc., a Windows-based graphics software company. From 1990 to 1992, Mr. Peters held various financial positions at DSC Communications Corporation, a telecommunications company. Mr. Peters is a Certified Public Accountant and received his Bachelor of Arts degree in Business Administration from Rhodes College in Memphis, Tennessee.

     Jeffrey S. Hawn has served as a director of Vignette since November 2001. Mr. Hawn has served as Senior Vice President, Operations for BMC Software, Inc. since January 2002, where he is responsible for overseeing the finance, corporate planning and development, and information technology and business operations. He joined BMC Software in July 2000 and served as Senior Vice President, BMC Ventures through January 2002, where he was responsible for identifying, developing and managing BMC's emerging technologies and new business opportunities. Prior to joining BMC Software, Mr. Hawn was a partner with McKinsey & Company, a leading management consulting firm, where he led the firm's technology practices and served as manager of the Austin, Texas office. During his tenure at McKinsey & Company, Mr. Hawn served a variety of hardware, software, telecom and IT services firms over the course of nearly 10 years. Before joining McKinsey & Company, he was with First Boston's investment banking group. Mr. Hawn received his Master of Business Administration degree from the University of Texas at Austin and his Bachelor of Science degree in Mechanical Engineering from Southern Methodist University.

     Set forth below is information regarding the continuing directors of the Company, including their ages as of March 31, 2002, their positions and offices held with the Company and certain biographical information.

Continuing Directors       Age   Positions and Offices Held with the Company
--------------------       ---   -------------------------------------------

Robert Davoli (1).......... 53   Director

Thomas E. Hogan............ 42   President, Chief Operating Officer and Director

Joseph A. Marengi (1)(2)... 48   Director

Steven G. Papermaster (2).. 43   Director

-----------------------
(1) Member of Compensation Committee
(2) Member of the Audit Committee

     Robert E. Davoli has served as a director of Vignette since February 1996. Mr. Davoli has served as General Partner of Sigma Partners, a venture capital firm, since January 1995. He served as President and Chief Executive Officer of Epoch Systems, a client-server software company, from February 1993 to

September 1994. From May 1986 through June 1992, Mr. Davoli was the President and Chief Executive Officer of SQL Solutions, a relational database management systems consulting and tools company that he founded and sold to Sybase, Inc. in January 1990. He is a director of the following publicly held companies: ISS Group, Inc., a network security software company; StorageNetworks, Inc., a data storage management software applications and services company; and Versata, Inc., a business logic development and management software company. He also serves as a director of several privately held companies. Mr. Davoli received his Bachelor of Arts degree in History from Ricker College.

     Thomas E. Hogan has served as our President, Chief Operating Officer and as a director since April 2001. Mr. Hogan is responsible for managing the Company's worldwide operations including sales, marketing, professional services and product development. From March 1999 to March 2001, Mr. Hogan served in various roles, including most recently as Senior Vice President of Worldwide Sales and Operations of Siebel Systems Inc. At Siebel Systems, he was responsible for generating license revenue through all distribution channels, including direct sales, telesales and the reseller channel. Prior to his employment at Siebel Systems, Mr. Hogan worked at IBM Corporation from January 1982 to March 1999, where he held several executive posts, including Vice President of Midrange Systems, Vice President of Sales, Consumer Packaged Goods and Vice President, Sales Operations. Mr. Hogan received his Bachelor of Sciences degree in Biomedical Engineering from the University of Illinois and his Masters of Business Administration degree in finance and international business with distinction from the J.L. Kellogg Graduate School of Management at Northwestern University.

     Joseph A. Marengi has served as a director of Vignette since July 1999. Mr. Marengi is a Senior Vice President and General Manager with Dell Computer Corporation reporting to the Office of the Chief Executive Officer and is responsible for the Dell Americas units serving corporate, government, education, healthcare, consumer and small and medium business customer throughout the US, Canada and Latin America. Prior to joining Dell in July 1997, Mr. Marengi worked with Novell, Inc., most recently serving as President and Chief Operating Officer. He joined Novell in 1989, beginning as director of the Eastern region and moving through successive promotions to become executive vice president of worldwide sales and field operations. Mr. Marengi received his Bachelor of Arts degree in Public Administration from the University of Massachusetts, Boston, and his Masters degree in Management from the University of Southern California.

     Steven G. Papermaster has served as a director of Vignette since September 1998. Mr. Papermaster has served as the Chairman of Powershift Group, a technology venture development group, since 1996. He is also Chairman of Perficient, Inc. as well as a director of several privately held companies. Mr. Papermaster was the Founder, Chairman and Chief Executive Officer of BSG Corporation, a system integration company, from 1987 to 1996. Mr. Papermaster also founded Enterprise Technology Institute in 1990. Mr. Papermaster received his Bachelor of Arts degree in Finance from the University of Texas at Austin. Mr. Papermaster was also a director and the acting Chief Executive Officer of Agillion, Inc., a privately held Internet business service provider for small and mid-sized businesses, from January 1999 until January 2000. Mr. Papermaster also served as a director, of Agillion, Inc., until early 2001. Agillion filed a bankruptcy petition under Chapter 7 of the United States Bankruptcy Code in July 2001.


Board of Directors Meetings and Committees

     During the fiscal year ended December 31, 2001, the Board of Directors held seven (7) meetings and acted by unanimous written consent in lieu of a meeting on four (4) occasions. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three (3) standing committees: the Audit Committee, the Compensation Committee and the Stock Option Committee.

     During the fiscal year ended December 31, 2001, the Audit Committee of the Board of Directors held four (4) meetings. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent public accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants and the accounting practices of the Company. The members of the Audit Committee are Messrs. Hawn, Marengi and Papermaster.

     During the fiscal year ended December 31, 2001, the Compensation Committee of the Board of Directors acted by written consent in lieu of a meeting on thirty-three (33) occasions. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1999 Equity Incentive Plan and Supplemental Stock Option Plan. The members of the Compensation Committee are Messrs. Davoli and Marengi.

     During the fiscal year ended December 31, 2001, the Stock Option Committee of the Board of Directors acted by written consent in lieu of a meeting on forty-three (43) occasions. The Stock Option Committee approves stock option grants to employees and consultants of the Company who are not officers up to a maximum number of shares set by the Board of Directors. Mr. Peters was the sole member of the Stock Option Committee during 2001.

Director Compensation

     Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay cash compensation for committee participation or special assignments of the Board of Directors.

     Non-employee Board members are eligible for option grants pursuant to the provisions of the Company's 1999 Non-Employee Director Option Plan. Under the 1999 Non-Employee Director Option Plan, each non-employee Board member will be granted an option to purchase 50,000 shares on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Meeting of Stockholders, each individual who has served as a non-employee Board member for at least six months prior to such Annual Meeting will receive an additional option grant to purchase 15,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company. In addition, at each Annual Meeting of Stockholders beginning in 2003, each non-employee Board member serving on any committee of the board will receive an additional option grant to purchase 3,000 shares of Common Stock plus an option to purchase 2,000 shares of Common Stock if serving as chairman of a committee under the 1999 Equity Incentive Plan. The option price for each such option grant will be equal to the fair market value per share of Common Stock on the automatic grant date and each automatic option grant becomes exercisable for 25% of the option shares after one year of Board service and with respect to the balance of the shares in equal quarterly installments over the three years thereafter.

     Employee Directors receive no additional compensation for service on the Board of Directors or its committees.

           SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 28, 2002, certain information known to the Company regarding the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) the directors, (iii) the chief executive officer and the four other highest paid executive officers of the Company for the year ended December 31, 2001, and (iv) the directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the shares are issuable pursuant to stock options that are exercisable within sixty
(60) days of February 28, 2002. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. The percentage of beneficial ownership for the following table is based on 248,153,210 shares of Common Stock outstanding as of February 28, 2002. Unless otherwise indicated, the address for each listed stockholder is: c/o Vignette Corporation, 1601 South MoPac Expressway, Austin, Texas 78746. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

                                                                          Shares Beneficially Owned
                                                                           as of February 28, 2002
                                                        --------------------------------------------------------------
Beneficial Owner                                             Number of Shares                Percentage of Class
---------------------------------------------------     ---------------------------      -----------------------------
FMR Corp. (1) ...................................                20,969,000                         8.45%
Merrill Lynch (2) ...............................                13,863,899                         5.59%
Wellington Management (3) .......................                13,840,800                         5.58%
Gregory A. Peters (4) ...........................                 5,859,183                         2.36%
Thomas E. Hogan (5) .............................                 1,534,375                           *
David J. Shirk (6) ..............................                   300,336                           *
Bryce M. Johnson (7) ............................                   171,875                           *
Dan J. Lautenbach ...............................                         0                           *
Robert Davoli (8) ...............................                 2,989,159                         1.20%
Jeffrey S. Hawn .................................                         0                           *
Joseph A. Marengi (9) ...........................                   111,087                           *
Steve G. Papermaster (10) .......................                   135,804                           *
All current directors and executive officers as a
   group (13 persons) (11).......................                13,559,145                         5.46%


*    Less than 1% of the outstanding shares of Common Stock.

(1) As reported in a Schedule 13G filed on January 10, 2002. FMR Corp. has the sole power to vote or to direct the vote as to 174,800 shares and the sole power to dispose of or to direct the disposition of 20,969,000 shares. FMR Corp.'s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(2) As reported in a Schedule 13G filed on February 5, 2002. Merrill Lynch Investment Managers has shared power to vote or to direct the vote as to 13,863,899 shares and shared power to dispose of or to direct the disposition of 13,863,899 shares. Merrill Lynch's address is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

(3) As reported in a Schedule 13G filed on February 12, 2002. Wellington Management has shared power to vote or to direct the vote as to 11,700,900 shares and shared power to dispose of or to direct the disposition of 13,840,800 shares. Wellington Management's address is 75 State Street, Boston, Massachusetts 02109.

(4) Includes 3,497,582 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 2002.

(5) Includes 1,509,375 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 2002.

(6) Includes 300,000 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 2002.

(7) Includes 171,875 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 2002.

(8) Includes 6,687 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 2002 and 956,760 shares held by Sigma Partners III, L.P., 236,781 shares held by Sigma Associates III, L.P., 26,349 shares held by Sigma Investors III, L.P., 493,290 shares held by Sigma Partners IV, L.P., 137,061 shares held by Sigma Associates IV, L.P., 16,434 shares held by Sigma Investors IV, L.P., 189,153 shares held by Sigma Partners V, L.P., 52,731 shares held by Sigma Associates V, L.P., 7,602 shares held by Sigma Investors V, L.P. Mr. Davoli, a director of the Company, is a general partner of Sigma Management III, L.P., and a managing director of Sigma Management IV,

     L.L.C. and Sigma Management V, L.L.C. Sigma Management III, L.P. is the general partner of Sigma Partners III, L.P., Sigma Associates III, L.P. and Sigma Investors III, L.P. Sigma Management IV, L.L.C. is the general partner of Sigma Partners IV, L.P., Sigma Associates IV, L.P. and Sigma Investors IV, L.P. Sigma Management V, L.L.C. is the general partner of Sigma Partners V, L.P., Sigma Associates V, L.P. and Sigma Investors V, L.P. (collectively, the "Partnerships"). Mr. Davoli disclaims beneficial ownership of the shares held by the Partnerships, except to the extent of his pecuniary interest therein arising from his partnership interests in the Partnerships.

(9) Includes 111,087 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 2002.

(10) Includes 135,804 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 2002.

(11) Includes 7,964,176 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 2002.

                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Company's Board of Directors (the "Compensation Committee" or the "Committee") has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and certain other executive officers of the Company and to administer the Company's 1999 Equity Incentive Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers and other key employees each fiscal year.

     For the 2001 fiscal year, the process utilized by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company's key executive officers. However, the Committee made the final compensation decisions concerning such officers.

General Compensation Policy

     The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

Base Salary

     The base salary for each executive officer is set on the basis of general market levels and personal performance. Each individual's base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

     In preparing the performance graph for this Proxy Statement, the Company has selected the JP Morgan H&Q Internet Index. The companies included are not necessarily those reviewed by the Company in determining executive compensation levels.

Annual Cash Bonuses

     Each executive officer has an established cash bonus target. The annual pool of bonuses for executive officers is distributed on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year and personal objectives established for each executive. Actual bonuses paid reflect an individual's accomplishment of both corporate and functional objectives and are based on a percentage of the individual's base salary. The corporate goals set for the 2001 bonuses were based on the achievement of quarterly and annual revenue and income targets.

     Each executive officer has an established cash bonus target based on the achievement of quarterly and annual targets. The annual pool of bonuses for executive officers is distributed on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year and personal objectives established for each executive. Actual bonuses paid reflect an individual's accomplishment of both corporate and functional objectives and are based on a percentage of the individual's base salary. The financial goals set for the 2001 fiscal year bonuses were based on the achievement of quarterly and annual revenue and operating income targets. Although the company met or exceeded the goals set for revenues and operating income for part of fiscal year 2001, the Company fell short of these performance metrics for other quarters and for the full year. Consequently, the bonuses paid to the executives (other than the Chief Executive Officer, who did not receive a bonus payment) were substantially below the targets and averaged 35% of target. Each year, the annual incentive plan is reevaluated and new performance targets are established reflecting the Company's business plan and financial goals.

Long-Term Incentive Compensation

     During fiscal 2001, the Committee, in its discretion, made option grants to Messrs. Hogan, Johnson, Lautenbach and Shirk. Generally, a significant grant is made in the year that an officer commences employment and subsequent option grants may be made at varying times and in varying amounts in the discretion of the Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number and value of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion. Applying these principles, grants were made to Messrs. Hogan, Johnson and Lautenbach when each commenced employment. A grant was also made to Mr. Shirk in 2001 for recognition of his performance in the recent period.

     Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share over a specified period of time. The option vests in periodic installments over a two to four year period, contingent upon the executive officer's continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term. Occasionally, fully vested options are granted to executive officers as a bonus for outstanding performance or in consideration of special circumstances.

     The Compensation Committee approved an employee option exchange program on February 28, 2001 pursuant to which employees were permitted to cancel certain outstanding options in exchange for a restricted stock award and the promise of a new option grant for less than the number of shares exchanged to be granted more than six months later. Stock options are intended to provide incentives to the Company's employees. The Compensation Committee believes that such equity incentives are a significant factor in the Company's ability to attract, retain and motivate key employees who are critical to the Company's long term success. The Compensation Committee further believes that, at their original exercise prices, the disparity between the exercise price of the eligible options and the then market prices for the Common Stock did not provide meaningful incentives to the employees holding the options. A review of other companies in the software industry indicates that some of these companies have been confronted with this problem and have implemented similar employee option exchange programs to motivate their employees. Executive officers were not eligible for this program.

     The Compensation Committee approved the employee option exchange program as a means of ensuring that optionees will continue to have meaningful equity incentives to work toward the Company's success. The program was deemed by the Compensation Committee to be in the best interests of the Company and its stockholders. Members of the Company's Board of Directors and its officers were not eligible to participate in this program.

CEO Compensation

     The annual base salary for Mr. Peters, the Company's Chief Executive Officer and Chairman of the Board, was established by the Committee in 1998 in connection with his commencement of employment.

     The remaining components of the Chief Executive Officer's 2001 fiscal year incentive compensation were entirely dependent upon the Company's financial performance and provided no dollar guarantees. The potential bonus paid to the Chief Executive Officer for the fiscal year was based on the same incentive plan as for all other officers. Specifically, a target incentive was established at the beginning of the year using an agreed-upon formula based on Company revenue and profit. Each year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for revenue and profit. Actual bonuses paid reflect an individual's accomplishment of both corporate and functional objectives and are based on a percentage of the individual's base salary. Each year, the annual incentive plan is reevaluated and new performance targets are established reflecting the Company's business plan and financial goals.

     As of May 1, 2001, Mr. Peters' voluntarily suspended his annual base salary and incentive compensation, except for a minimal amount to cover the cost of employee benefits.

Tax Limitation

     Under the Federal tax laws, a publicly held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under the Company's 1999 Equity Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1999 Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. The Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

                               Compensation Committee
                               Robert Davoli
                               Joseph Marengi

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors was formed in May 1998, and the members of the Compensation Committee are Messrs. Davoli and Marengi. Neither of these individuals was at any time during 2001, or at any other time, an officer or employee of the Company or its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                             STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between February 19, 1999 (the date the Company's Common Stock commenced public trading) and December 31, 2001 with the cumulative total return of (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and (ii) the JP Morgan H&Q Internet Index, over the same period. This graph assumes the investment of $100.00* on February 19, 1999 in the Company's Common Stock, the Nasdaq Stock Market-U.S. Index and the JP Morgan H&Q Internet Index, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from JP Morgan Chase and Co., LLC a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                                    [CHART]

--------

*$100.00 invested on February 19, 1999 in the Company's Common Stock, the Nasdaq Stock Market-U.S. Index and the JP Morgan H&Q Internet Index - including reinvestment of dividends. Fiscal year ending December 31, 2001.

                                              2/19/99     12/31/99     12/31/00    12/31/01
                                              -------     --------     --------    --------
          Vignette Corporation............    $100.00    $1,715.79      $568.42     $169.58
          Nasdaq Stock Market-U.S. Index..    $100.00      $178.56      $107.44      $85.22
          JP Morgan H&Q Internet Index....    $100.00      $280.70      $108.01      $69.50

     The Company effected its initial public offering of Common Stock on February 19, 1999 at a price of $3.17 per share. The preceding graph commences with the price of $3.17 per share on February 19, 1999.

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

                           SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth the compensation earned in 2001, 2000 and 1999 by the Company's Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Officers"), each of whose aggregate compensation for 2001 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year.

                                                                                   Long Term
                                                                                 Compensation
                                                                                ----------------
                                                                                   Number of
                                                      Annual Compensation          Securities          All Other
                                                   -------------------------       Underlying           Compen-
Name and Principal Position               Year      Salary (1)       Bonus           Options            sation(2)
-------------------------------------    ------    -----------    ----------    ----------------    ---------------
Gregory A. Peters....................     2001       $ 62,969       $   0                     0             $    0
  Chief Executive Officer and             2000        175,000      64,404               306,300             37,798
  Chairman of the Board                   1999        175,000      63,733                     0             11,339

Thomas E. Hogan (3)..................     2001        282,692      75,547             3,450,000            182,424
  Chief Operating Officer and             2000              -           -                     -                  -
  President                               1999              -           -                     -                  -

David J. Shirk (4)...................     2001        225,000      73,742             1,200,000            145,862
  Senior Vice President, Products         2000        112,500     153,061               700,000             42,768
                                          1999              -           -                     -                  -
Bryce M. Johnson (5).................     2001        175,000      98,887               550,000                  0
  Senior Vice President,                  2000         10,096           0                     0                  0
  General Counsel and Secretary           1999              -           -                     -                  -

Daniel J. Lautenbach (6).............     2001        162,500      71,271               800,000             27,126
  Former Senior Vice President,           2000              -           -                     -                  -
  Global Sales and Services               1999              -           -                     -                  -

-----------------------
(1)  Salary includes amounts deferred under the Company's 401(k) Plan.
(2) Represents relocation expenses and other taxable perquisites paid by the Company.
(3)  Mr. Hogan commenced employment with the Company in April 2001.
(4)  Mr. Shirk commenced employment with the Company in July 2000.
(5)  Mr. Johnson commenced employment with the Company in December 2000.
(6) Mr. Lautenbach commenced employment with the Company in May 2001 and terminated employment with the Company effective December 31, 2001.

                                  STOCK OPTIONS

OPTIONS GRANTED IN LAST FISCAL YEAR

The following table contains information concerning the stock option grants made to each of the Named Officers during 2001. No stock appreciation rights were granted to these individuals during such year.

                                              Individual Grants (1)
                            ----------------------------------------------------------
                                            Percentage                                 Potential Realizable Value at
                             Number of       of Total                                       Assumed Annual Rates of
                             Securities      Options        Exercise                     Stock Price Appreciation for
                             Underlying     Granted to        Price                            Option Term (3)*
                              Options       Employees          per        Expiration     -----------------------------
Name                          Granted       in 2001 (2)       Share           Date            5%              10%
------------------------    ------------    ------------    ----------    ------------   ------------    -------------
Gregory A.  Peters......            0                 -             -               -              -                -
Thomas E. Hogan.........     2,587,500(4)          8.1%       $ 3.875        04/06/09     $4,787,237      $11,466,265
                               862,500(5)          2.7%         3.875        04/06/09      1,595,746        3,822,088
David J. Shirk..........     1,200,000             3.7%         6.310        02/16/09      3,615,293        8,659,254
Bryce M. Johnson........       550,000             1.7%         7.750        12/04/08      2,035,154        4,874,547
Daniel J. Lautenbach....       800,000(6)          2.5%         6.020        04/18/09      2,299,425        5,507,524

-----------------------
     *The stock price as of close of business on March 28, 2002 was $3.44 per share. As a result, the actual appreciation realizable by the Named Executive Officers may be less than the amount shown in the table based on the exercise prices shown above.

(1) Each of the options disclosed in the table was generally granted on the date eight years prior to the expiration date shown. The exercise price for each option may be paid in cash, in shares of Common Stock valued at the fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of eight years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Except as otherwise noted, the options listed in the table become exercisable for 25% of the shares after one year of service from the designated vesting date and for the balance in a series of quarterly installments over the three year period thereafter. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale, unless the acquiring company assumes the options. Any options that are assumed or replaced in the acquisition and do not otherwise accelerate at that time shall automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee's service terminates by reason of an involuntary or constructive termination within 18 months following the transaction.

(2) Based on an aggregate of 32,058,576 options granted in 2001 to all employees.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 8-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(4) The option becomes exercisable for 6.25% of the option shares per quarter from the date of grant.

(5) The option becomes exercisable for 25% of the option shares per quarter from the date of grant.

(6) Mr. Lautenbach terminated employment with the Company on December 31, 2001. Because none of his options had become exercisable, this option grant was canceled in full on such date.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information concerning option exercises in 2001 and option holdings as of the end of the 2001 fiscal year with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.



                                                                 Number of Securities               Value of Unexercised
                             Shares                             Underlying Unexercised            In-the-Money Options at
Name                        Acquired                          Options at Fiscal Year-End           Fiscal Year-End (1)(2)
                               on             Value         -------------------------------    -------------------------------
                            Exercise        Realized         Exercisable     Unexercisable      Exercisable     Unexercisable
                            ----------    --------------    ------------    ---------------    ------------    ---------------
Gregory A. Peters (3) ...     659,250     $3,934,898(2)       3,328,044            300,788     $17,253,743         $        0
Thomas E. Hogan .........           0                 0         754,687          2,695,313       1,128,257          4,029,493
David J. Shirk ..........           0                 0               0          1,200,000               0                  0
Bryce M. Johnson ........           0                 0         137,500            412,500               0                  0
Daniel J. Lautenbach ....           0                 0               0                  0               0                  0

-----------------------
(1) Based on the fair market value of the Company's Common Stock at year-end ($5.37) per share less the exercise price payable for such shares. A portion of the shares exercisable under the options noted above are subject to repurchase by the Company at the exercise price paid per share if the optionee leaves the Company's employ prior to full vesting.

(2)  Market price at exercise less exercise price.

(3) Mr. Peters has retained all the shares acquired on exercise of these options.

Bonus Plan

     The Company has an executive bonus program pursuant to which bonuses will be paid to executive officers based on individual and Company performance targets. In addition, certain non-executive employees will receive quarterly and annual bonuses if the Company meets its performance targets. The Company's performance targets are based on meeting revenue and income levels on a quarterly and annual basis.

             EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     The compensation committee of the Board of Directors, as the administrator of the 1999 Equity Incentive Plan, can provide for accelerated vesting of the shares of common stock subject to outstanding options held by any executive officer or director of Vignette in connection with certain changes in control of Vignette. The accelerated vesting may be conditioned on the termination of the individual's employment following the change in control event. We entered into an agreement with Mr. Peters, on April 30, 1998, when he commenced employment as our President and Chief Executive Officer, which provides that Mr. Peters will receive a severance payment in the amount of six months of base salary if Mr. Peters' employment is involuntarily terminated without cause and one year of base salary plus target bonus if Mr. Peters' employment is involuntarily terminated without cause following certain changes in control of Vignette. If Mr. Peters' employment is involuntarily terminated following certain changes in control of Vignette, the letter agreement provides that his option share vesting will accelerate as if he had remained employed for two additional years. However, if a change in control occurs at a price per share higher than $3.17 per share, then Mr. Peters will fully vest in his option shares.

     The Compensation Committee has the authority under the 1999 Equity Incentive Plan to accelerate the exercisability of outstanding options, or to accelerate the vesting of the shares of Common Stock subject to outstanding options, held by the Chief Executive Officer and the Company's other executive officers. Such acceleration may be conditioned on the optionee's termination of employment (whether involuntarily or through a forced resignation) and may be conditioned upon the occurrence of a merger, reorganization or consolidation or upon a hostile take-over of the Company effected through a tender offer or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

     We have entered into an offer letter dated March 5, 2001 with Thomas E. Hogan, our President and Chief Operating Officer. The agreement provides for a base salary of $350,000, eligibility for an annual bonus of up to $300,000, and the grant of an option to purchase 3,450,000 shares. The agreement also provides for reimbursement of certain temporary living and relocation expenses and any loss incurred upon sale of his former residence up to an appraised value. The agreement provides that if Mr. Hogan's employment is terminated without cause or he resigns for good reason, he will receive a severance payment of twelve months salary, pro-rated annual bonus, health benefits and one year accelerated vesting of his option shares, up to a maximum of 25% of the shares. The agreement provides that if Mr. Hogan resigns his employment within 90 days following certain changes in management, then he will receive one year of accelerated vesting of his option shares.

     We have entered into an offer letter agreement dated January 18, 2002 with Jeanne Urich, our Senior Vice President, Global Professional Services. The agreement provides for a base salary of $300,000, eligibility for a quarterly bonus of up to 33% of her salary, and the grant of an option to purchase 1,000,000 shares. The agreement provides that Ms. Urich may borrow up to $2,000,000 from us to purchase a residence. The loan will initially be interest-free and is to be secured by a priority deed of trust on the residence and a pledge of any shares acquired pursuant to the exercise of her Company options. The loan is to be due six years from the execution of the loan but will be repayable one year after she leaves the Company's employ or upon a sale or other transfer of the residence and must be repaid from 50% of the proceeds of any sale by Ms. Urich of her option shares. The agreement also provides for reimbursement of certain temporary living and relocation expenses. The agreement provides that if Ms. Urich's employment is terminated without cause she will receive a severance payment of nine months salary plus health benefits and will have six months in which to exercise her vested options.

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. A more detailed description of the functions of the Audit Committee can be found in the Company's Audit Committee Charter, attached to this proxy statement as Appendix A.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under the Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditor's independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Committee held four (4) meetings during fiscal year 2001.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

                                                    Audit Committee
                                                    Joseph A. Marengi
                                                    Jeffrey S. Hawn
                                                    Steven G. Papermaster


Independence of Audit Committee Members

The members of the audit committee are independent under the NASD listing standards.

Audit Fees

     Subject to the ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company for fiscal year 2002.

The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $223,000.

Financial Information Systems Design and Implementation Fees

Ernst & Young provided no professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001. The Audit Committee has determined the auditor's provision of financial information systems design and implementation is compatible with maintaining the auditor's independence.

All Other Fees

The aggregate fees billed by Ernst & Young for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2001 were $790,000, including audit related services of $535,000 and non-audit services of $255,000. Audit related services generally include fees for accounting consultations, employee benefit plan reviews and statutory audits. Non-audit services include tax planning, compliance and consulting fees.

     Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                 PROPOSAL NO. 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

     Ernst & Young LLP has audited the Company's financial statements since 1996. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     The Company holds a Promissory Note from William R. Daniel, Senior Vice President and General Manager of the Application Products Division. The principal sum of $500,000 was used to purchase his primary residence in Texas in connection with his relocation to Texas. The loan is due and payable on June 13, 2004 but is accelerated if certain events occur prior to the maturity date. The note bears no interest. The loan note is secured by a deed of trust on the property acquired and a security interest in Vignette Common Stock pledged by Mr. Daniel. The largest aggregate indebtedness outstanding at any time since the beginning of the fiscal year was $500,000 on March 31, 2002.

     The Company loaned David J. Shirk, Senior Vice President, Products, the principal sum of $250,000 to purchase his primary residence in Texas in connection with his relocation to Texas. The note bore interest at a rate of 6% per annum. The note was paid in full on September 28, 2001. The largest aggregate indebtedness outstanding at any time during the fiscal year was $255,465.75 on September 28, 2001.

     Steven G. Papermaster, one of our directors, served as a Director and the Chief Executive Officer of Agillion, Inc. On March 15, 2001, several months after Mr. Papermaster resigned his position as Chief

     Executive Officer, Agillion, Inc. executed a promissory note with a principal amount of $326,167 bearing interest at 8% per annum payable to Vignette in settlement of amounts due to Vignette under certain software license and maintenance and support agreements. Payments of $50,000 payable each quarter were to begin April 30, 2001 and continue until all principal and interest outstanding was fully paid. Agillion, Inc. filed for bankruptcy protection under Chapter 7 of the United States Bankruptcy Code in July 2001.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2001 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders.

                                    FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 2001, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO VIGNETTE CORPORATION, 1601 SOUTH MOPAC EXPRESSWAY, AUSTIN, TEXAS 78746, ATTN: INVESTOR RELATIONS.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholder proposals that are intended to be presented at the 2002 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than December 14, 2001, in order to be included. Such stockholder proposals should be addressed to Vignette Corporation, 1601 South MoPac Expressway, Austin, Texas 78746, Attn: Investor Relations.

                                  OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                BY ORDER OF THE BOARD OF DIRECTORS,

                                /s/ Bryce M. Johnson

                                Bryce M. Johnson
                                Secretary

Austin, Texas
April 12, 2002

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE

     PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

     THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.



                              VIGNETTE CORPORATION

                             AUDIT COMMITTEE CHARTER

MEMBERSHIP:

     The audit committee shall be comprised of at least three (3) outside members of the Board of Directors of Vignette Corporation (the "Company") elected by the Board of Directors to serve until their successors are duly elected. The Board of Directors shall designate a chairperson of the audit committee. Each member of the audit committee must be:

     (1)      An "independent director" (as defined below); and

     (2) Able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or become able to read and understand such financial statements within a reasonable period of time after his or her appointment to the audit committee.

An "independent director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

     (1) A director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

     (2) A director who accepts compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for service on the Board of Directors, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

     (3) A director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. "Immediate family" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

     (4) A director who is a partner in, or a controlling stockholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

     (5) A director who is employed as an executive officer of another entity where any of the Company's executives serve on that entity's compensation committee.

     In addition to the requirements above, at least one member of the audit committee must have either (i) past employment experience in finance or accounting; (ii) requisite professional certificate in accounting; or (iii) a background which results in the individual's financial sophistication, including experience as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     Notwithstanding the requirement that each member be an "independent director," the Board of Directors, under exceptional and limited circumstances, may appoint one director who is not an "independent director" to the audit committee if:

     (1) Such director is not a current employee or immediate family member of a current employee of the Company;

     (2) Such director's appointment to the audit committee is required by the best interests of the Company and its stockholders; and

     (3) The Board of Directors discloses in the next annual proxy statement after such appointment (i) the nature of the relationship between such director and the Company; and (ii) the reasons for the Board of Directors' determination that such appointment is in the best interests of the Company and its stockholders.

RESPONSIBILITIES:

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions to ensure to the Board of Directors and the stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

     . Have a clear understanding with management and the independent auditors that the independent auditors are ultimately responsible to the Board of Directors and the audit committee as representatives of the Company's stockholders.

     . Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

     . Evaluate and, when appropriate, recommend that the Board of Directors replace the independent auditors.

     . Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     . Review with the independent auditors and the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

     . Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

     . Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     . Obtain and review a formal written statement from the Company's independent auditors delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1.

     . Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and, if necessary, recommend that the Board of Directors take appropriate action to oversee the independence of the independent auditors.

     . Recommend to the Board of Directors appropriate actions to oversee the independence of the Company's independent auditors.

     . Review accounting and financial human resources and financial succession planning within the Company.

     . Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

     . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     . Review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the audit committee shall discuss the results of the quarterly review and any other matters required to be communicated to the audit committee by the independent auditors under generally accepted auditing standards. The chair of the audit committee may represent the entire committee for the purposes of this review.

     . Review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the audit committee shall discuss the results of the annual audit and any other matters required to be communicated to the audit committee by the independent auditors under generally accepted auditing standards.

     . Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the audit committee has satisfied its responsibilities under this charter for the prior year. In addition, the audit committee shall include a copy of this charter in the annual report to shareholders or the proxy statement at least once every three years or in the year after any significant amendment to the charter.

MINUTES:

          Minutes will be kept of each meeting of the audit committee and will be provided to each member of the Board of Directors. Any action of the audit committee shall be subject to revision, modification, rescission or alteration by the Board of Directors, provided that no rights of third parties shall be affected by any such revision, modification, rescission or alteration.

[LOGO OF VIGNETTE]

1601 MoPac Expressway
Austin, Texas 78746
Attn: Investor Relations

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vignette Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                              VIGNTE          KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIGNETTE CORPORATION

Vote On Directors

Item 1-Election of two directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

     01) Gregory A. Peters
     02) Jeffrey S. Hawn

                   For          Withhold      For All
                   All            All         Except
                   [_]            [_]           [_]

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

________________________________________________________________________________

Vote On Proposal

Item 2-Ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.

                   For          Against       Abstain
                   [_]            [_]           [_]

Please sign exactly as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


___________________________________________

___________________________________________
Signature [PLEASE SIGN WITHIN BOX]     Date

___________________________________________

___________________________________________
Signature (Joint Owners)               Date

Proxy

                              VIGNETTE CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) Gregory A. Peters and Jeffrey S. Hawn as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of Vignette Corporation held by the undersigned of record on March 20, 2002, at the Meeting of the Stockholders of Vignette Corporation to be held on May 15, 2002 at 9:00 a.m. (Central Time) at the Inter-Continental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, TX, 78701, USA and at any and all adjournments thereof, and hereby revokes all former proxies.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees as directors, FOR the proposal to ratify the appointment of Ernst & Young LLP as the auditors of the Company for fiscal year 2002 and in accordance with the discretion of the persons designated above with respect to any other business that may properly come before the meeting.

         The Board of Directors recommends a vote "For" the proposals.


                (Continued and to be signed on the reverse side)